SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

December 6, 2006

Intrepid Technology & Resources, Inc.
(Exact Name of Registrant as Specified in Charter)

Idaho	00-27845	84-1304106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.02 (d). Resignation of Director.

Dr. Michael W. Parker tendered his resignation from the Board of Directors and relinquished his position as Chairman to the Vice Chairman, Mr. D. Lynn Smith, effective the 4th day of December, 2006.

In announcing his departure, Dr. Parker stated “I have thoroughly enjoyed my tenure on the Intrepid BoD. However, I hve taken the company as far as I can - it’s time for me to step aside and let someone else set in the driver’s seat for a while. I leave knowing the company is on extremely sound footing with a superb management team and a world class product”.

The Board is considering potential candidates to fill the vacated position until the next full election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2006	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Dr. Dennis D. Keiser
Name: Dr. Dennis D. Keiser
Title: Chief Executive Officer and Director